   As filed with the Securities and Exchange Commission on April 28, 1999
                                                  Registration No. 333-_________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               FAXSAV INCORPORATED
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              11-3025769
        (State or other jurisdiction         (IRS Employer Identification No.)
      of incorporation or organization)

                               399 THORNALL STREET
                            EDISON, NEW JERSEY 08837
               (Address of principal executive offices) (Zip Code)


                               FAXSAV INCORPORATED
                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)


                               THOMAS F. MURAWSKI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FAXSAV INCORPORATED
                               399 THORNALL STREET
                            EDISON, NEW JERSEY 08837
           (Name and address, including zip code of agent for service)
                                 (732) 906-2000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum      Proposed Maximum
    Title of Securities         Amount to           Offering Price      Aggregate Offering        Amount of
     to be Registered        be Registered(1)        per Share(2)            Price(2)         Registration Fee
    -------------------      ----------------      ----------------     ------------------    ----------------
Common Stock,
$0.01 par value               650,000 shares           $6.50               $4,225,000             $1,174.55
--------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the FaxSav Incorporated 1996 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of the Registrant's Common Stock on April 27, 1999, as reported by the
         Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         FaxSav Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 30, 1999; and

         (b) The Registrant's Registration Statement No. 000-28754 on Form 8-A filed with the SEC on September 13, 1996, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article IX of the Registrant's Sixth Amended and Restated Certificate of Incorporation provides for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant has purchased liability insurance on behalf of its directors and officers for liabilities arising out of their capacities as such.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

       NUMBER     EXHIBIT

         4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28754 on Form 8-A, which is incorporated herein by reference pursuant to Item

                  3(d).
         5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.
         23.1     Consent of Independent Accountants-PricewaterhouseCoopers LLP.
         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
         24       Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
         99.1     FaxSav Incorporated 1996 Stock Option/Stock Issuance Plan.
         99.2*    Notice of Grant of Stock Option.
         99.3*    Stock Option Agreement.
         99.4*    Addendum to Stock Option Agreement - Involuntary Termination
                  Following Corporate Transaction.
         99.5*    Addendum to Stock Option Agreement - Limited Stock
                  Appreciation Rights.
         99.6*    Addendum to Stock Option Agreement - Involuntary Termination
                  Following Change in Control.
         99.7*    Notice of Grant of Non-Employee Director Automatic Stock
                  Option (Initial).
         99.8*    Notice of Grant of Non-Employee Director Automatic Stock
                  Option (Annual).
         99.9*    Automatic Stock Option Agreement.
         99.10*   Stock Issuance Agreement.
         99.11*   Addendum to Stock Issuance Agreement - Involuntary Termination
                  Following Corporate Transaction.
         99.12*   Addendum to Stock Issuance Agreement - Involuntary Termination
                  Following Change in Control.

* Exhibits 99.2 through 99.12 are incorporated herein by reference to Exhibits 99.2 through 99.12 of the Registrant's Registration Statement No. 333-17293 on Form S-8, filed with the SEC on December 5, 1996.

Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey on this 28th day of April 1999.

                            FAXSAV INCORPORATED


                            By: /s/ Thomas F. Murawski
                                ----------------------
                                Thomas F. Murawski
                                Chairman of the Board of Directors, President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas F. Murawski and Peter S. Macaluso, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                      TITLE                              DATE
/s/ Thomas F. Murawski        Chairman of the Board of Directors,          April 28, 1999
-------------------------     President and Chief Executive Officer
Thomas F. Murawski            (Principal Executive Officer)


/s/ Peter S. Macaluso         Vice President and Chief Financial           April 28, 1999
-------------------------     Officer (Principal Financial Officer
Peter S. Macaluso             and Principal Accounting Officer)


/s/ Jeffrey M. Drazan         Director                                     April 28, 1999
-------------------------
Jeffrey M. Drazan

/s/ Peter A. Howley           Director                                     April 28, 1999
-------------------------
Peter A. Howley


/s/ Robert Labant             Director                                     April 28, 1999
-------------------------
Robert Labant


/s/ Richard Miller            Director                                     April 28, 1999
-------------------------
Richard Miller


                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                               FAXSAV INCORPORATED

                                  EXHIBIT INDEX


       NUMBER     EXHIBIT

         4        Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28754 on Form
                  8-A, which is incorporated herein by reference pursuant to
                  Item 3(d).
         5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.
         23.1     Consent of Independent Accountants-PricewaterhouseCoopers LLP.
         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
         24       Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
         99.1     FaxSav Incorporated 1996 Stock Option/Stock Issuance Plan.
         99.2*    Notice of Grant of Stock Option.
         99.3*    Stock Option Agreement.
         99.4*    Addendum to Stock Option Agreement - Involuntary Termination
                  Following Corporate Transaction.
         99.5*    Addendum to Stock Option Agreement - Limited Stock
                  Appreciation Rights.
         99.6*    Addendum to Stock Option Agreement - Involuntary Termination
                  Following Change in Control.
         99.7*    Notice of Grant of Non-Employee Director Automatic Stock
                  Option (Initial).
         99.8*    Notice of Grant of Non-Employee Director Automatic Stock
                  Option (Annual).
         99.9*    Automatic Stock Option Agreement.
         99.10*   Stock Issuance Agreement.
         99.11*   Addendum to Stock Issuance Agreement - Involuntary Termination
                  Following Corporate Transaction.
         99.12*   Addendum to Stock Issuance Agreement - Involuntary Termination
                  Following Change in Control.

* Exhibits 99.2 through 99.12 are incorporated herein by reference to Exhibits 99.2 through 99.12 and 99.11 of the Registrant's Registration Statement No. 333-17293 on Form S-8, filed with the SEC on December 5, 1996.